Quantum Resources of NY, Inc.
                           37 Saw Mill River Road
                          Hawthorne, New York 10532
                             Voice: 914-347-4800
                             Fax:  914-347-3927
                            E-mail qrny1@aol.com

February 1, 1998

Mr. Raja Tuli
WideCom Inc.
72 Devon Rd, Unit 18
Brampton, Ontario Canada L67 5B4

Dear Mr. Raja Tuli,

This Agreement, when executed by the parties hereto, will constitute an agreement between WideCom, Inc. (the "Company") and Quantum Resources of NY, Inc. ("Quantum") pursuant to which the Company agrees to retain Quantum and Quantum agrees to be retained by the Company under the terms and conditions set forth below.

1) The Company hereby retains Quantum to perform consulting services related to the business structure and communications of the company. In this regard, subject to the terms set forth below, Quantum shall furnish to the Company advice and recommendations with respect to such aspects of the business communication, sales and marketing affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. In addition, Quantum shall hold itself ready to assist the Company in evaluating and negotiating particular contacts with personnel the Company wishes to employ, if requested to do so by the Company, upon reasonable notice.

2) As compensation for the services outlined in paragraph one above and as an inducement to enter into this agreement, the Company agrees to pay to Quantum a consulting fee of $5,000 a month beginning February 1, 1999, payable monthly in advance. In addition, the Company shall issue to Quantum a five year warrant to purchase 37,500 shares of common stock at $ 1.20 a share, post split for its prior advisory work and for its role in the recruiting and hiring of an Sales Executive Vice President. The warrant shall be in the form acceptable to Quantum, shall include piggyback registration rights, and shall have a provision for cash-less execution.

3) The company and Quantum acknowledge and agree that Quantum will act as a finder or financial consultant in various business transactions in which the Company may be involved, such as mergers, acquisitions or joint ventures. The Company hereby agrees that in the event Quantum shall first introduce to the Company another party or entity, and that as a result of such introduction, a transaction ("Transaction") is consummated, the Company shall pay to Quantum a fee equal to:
            5% of the first two million dollars
            4% of the second two million dollars
            3% of the third two million dollars
            2% of the fourth two million dollars
1% of the balance of the consideration (the "Consideration") received and/or paid in such Transaction. Such fee shall be paid in cash unless the seller in the contemplated transaction receives securities, in which case the fee shall be paid in cash and securities in the same percentage of cash and securities and at the same time as the consideration is paid to the seller. In addition, if the Company shall, within 12 months immediately following the termination of this Agreement, consummate a transaction with any party first introduced by Quantum to the Company prior to such termination, the Company shall pay to Quantum a fee with respect to such transaction calculated in accordance with this paragraph.

4) For purposes hereof, "Consideration" shall mean the value of all cash, securities and other property or other assets paid, received, payable or receivable, including debt assumed, in connection with a Transaction, including, without limitation: (a) any distributions made to shareholders in anticipation of the closing; (b) any employment contract enhancements or non competition payments (other than ordinary and customary compensation in connection with bona fide employment agreements); (c) any payments in connection with any separate transactions affecting another business entity or any of its assets or securities (e.g., purchase or lease of any real estate or other assets, but in the case of a lease, Consideration shall include only sums in excess of current rentals paid to unrelated or unaffiliated third parties); (d) any indebtedness for money borrowed, including receivables, pension liabilities and guarantees, which are assumed; and (e) other business considerations (e.g. business discounts and/or credits for services and/or products). For purposes of determining Consideration, the value of any securities (whether debt or equity) shall be deemed to be the greater of: (i) the fair market value thereof as of the day the definitive agreement is executed by all parties; or (ii) the average of the last reported sales prices of the securities on the twenty (20) consecutive business days prior to the consummation of the Strategic Transaction as reported on the principal exchange on which the security is listed, or, as the case may be, the NASDAQ National Market System; provided that the value of securities that are not freely tradable or have no established public market shall be the fair market value thereof as reasonably agreed upon by the parties hereto. If any part of the Consideration shall be deferred or contingent upon future earnings or other contingencies, then Quantum shall be entitled to a Transaction Fee on such additional Consideration, and the term Consideration shall include such additional compensation which shall be payable on the basis of the payment when made by the payor. The Transaction Fee for such Consideration paid or received in the future shall be payable when such Consideration is paid and shall be calculated using the formula set forth above by adding this subsequent Consideration to all other Consideration previously paid.

5) All obligations of Quantum contained herein shall be subject to reasonable notice. Quantum shall devote such time and effort to the performance of its duties hereunder as Quantum shall determine is reasonably necessary for such performance. Quantum may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to Quantum all information reasonably relevant to the performance by Quantum of its obligations under this Agreement, or particular projects as to which Quantum is acting as advisor, which will permit Quantum to know all facts material to the advice to be rendered, and all material or information reasonably requested by Quantum, In the event that the Company fails or refuses to furnish any such material or information reasonably requested by Quantum, and thus prevents or impedes Quantum's performance hereunder, any inability of Quantum to perform shall not be a breach of its obligations hereunder, Nothing contained in this Agreement shall limit or restrict the right of Quantum or of any partner, employee, agent or representatives of Quantum, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of Quantum to render services of any kind to any other corporation, firm, individual or association.

6) Quantum shall hold in confidence any confidential information, which the Company provided to Quantum pursuant to this Agreement unless the Company gives Quantum permission to in writing to disclose such confidential information to a specific third party. Notwithstanding the foregoing, Quantum shall not be required to maintain confidentiality with the respect to information (i) which is or becomes part of the public domain; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Quantum in the normal routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Quantum by governmental requirements. If Quantum is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Quantum shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

7) Each party agrees to indemnity and hold harmless the other, their employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, cost and expenses (and all actions, suits, proceeding or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise, as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this Agreement. The Company further agree that Quantum shall incur no liability to the Company or any other party on account of this Agreement or any acts or omissions arising out of or related to the actions of Quantum relating to this Agreement or the performance or failure to perform any services under this Agreement except for Quantum's intentional or willful misconduct. This paragraph shall survive the termination of this Agreement.

8) This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

9) The failure or neglect of the parties hereto to insist in any one or more instances, upon the strict performance of any of the terms and conditions of this Agreement, or their waiver of strict performance of any of the terms and conditions of this agreement, shall be construed as a waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term and condition, but the same shall continue in full force and effect.

10) The term of this Agreement is for 12 months. Either party may terminate the agreement after Quantum has received three months of consecutive payments and by giving 30 days written notice.

11) Any notices hereunder shall be sent to the Company and Quantum at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the matter herein provided.

12) This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

13) This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing, signed by the party to be changed thereby, and supersedes any and all previous agreements between the parties relating to the subject or matter hereof.

WideCom Corporation                    Quantum Resources of NY, Inc.

By:                                    By:

___________________________________    ____________________________________
Raja Tuli, President                   Timothy J. Flanagan, President